Exhibit 99.1

GeoMet Announces Fourth Quarter & Year-End 2007 Results

Houston, Texas—March 17, 2008-GeoMet, Inc. (NASDAQ: GMET) (“GeoMet” or the “Company”) today announced financial and operating results for the fourth quarter and the year ended December 31, 2007.

Fourth Quarter 2007 Results

For the quarter ended December 31, 2007, GeoMet recorded net income of $1.6 million, or $0.04, per fully diluted share as compared to net income of $3.6 million, or $0.09, per fully diluted share for the same period in 2006. During both periods, net income was impacted by unrealized gains or losses from the change in the market value of its derivative contracts. In the current quarter, the Company experienced an unrealized loss from such derivative contracts of $0.76 million ($0.44 million after income taxes or $0.01 per fully diluted share) as compared to an unrealized gain $2.30 million ($1.86 million after income taxes or $0.05 per fully diluted share) for the same period in 2006.

EBITDA was $6.7 million for the quarter as compared to $7.4 million in the same period of 2006. Adjusted EBITDA for the quarter was $7.6 million compared to $5.1 million for the prior year period. EBITDA and Adjusted EBITDA are non-GAAP measures. See the accompanying table for reconciliations of net income to EBITDA and of EBITDA to Adjusted EBITDA.

Average net gas sales volumes for the quarter were 20.2 MMcf per day, a 7% increase from the fourth quarter of 2006. The average natural gas price, adjusted for realized hedging gains, was $7.80 per Mcf during the fourth quarter of 2007 versus $7.04 per Mcf for the same period in 2006. Excluding the impact of hedging, the average natural gas price during the quarter was $7.07 per Mcf as compared to the prior year period average of $6.64 per Mcf.

Capital expenditures for the quarter ended December 31, 2007 were $9.0 million, compared to $19.5 million for the same period in the prior year.

Year-End 2007 Results

For the year ended December 31, 2007, GeoMet recorded net income of $5.2 million, or $0.13, per fully diluted share as compared to net income of $17.3 million, or $0.48, per fully diluted share for the same period in 2006. During both periods, net income was impacted by unrealized gains or losses from the change in the market value of its derivative contracts. In the current year, the Company experienced an unrealized loss from such derivative contracts of $3.00 million ($1.88 million after income taxes or $0.05 per fully diluted share) as compared to an unrealized gain of $16.88 million ($10.37 million after income taxes or $0.29 per fully diluted share) for 2006.

EBITDA was $22.4 million for the year ended December 31, 2007 as compared to $39.1 million in the same period of 2006. Adjusted EBITDA for the year end was $26.1 million as compared to $22.8 million for the prior year period. EBITDA and Adjusted EBITDA are non-GAAP measures. See the accompanying table for reconciliations of net income to EBITDA and of EBITDA to Adjusted EBITDA.

Net gas sales volumes for the year ended 2007 averaged 19.5 MMcf per day, a 14% increase compared to 2006. The average natural gas price, adjusted for realized hedging gains, was $7.52 per Mcf during 2007 versus $7.37 per Mcf for 2006. Excluding the impact of hedging, the average natural gas price for 2007 decreased to $6.97 per Mcf as compared to the prior year period average of $7.19 per Mcf.

Capital expenditures for the year ended 2007 were $53.9 million, compared to $81.6 million for the prior year.

Commenting on the year just ended, Darby Seré, Chairman, President & Chief Executive Officer stated, “Although we faced several challenges in 2007, we never lost our focus. Our three-year finding and development cost for the period ended December 31, 2007 was $1.25 per Mcf, and our reserve replacement over the same period was 882%. In January, we announced year-end 2007 proved reserves of 350 Bcf, an increase of 8% over 2006, as detailed in a report prepared by DeGolyer & McNaughton (“D&M”), an independent petroleum engineering firm. Since the release of that information, D&M prepared a report which identified approximately 480 net additional unproved drilling locations in the Pond Creek, Gurnee and Lasher fields, assigning 189 Bcf of net probable reserves to these additional unproved drilling locations. In addition, considering the significant resource potential in our Peace River coalbed methane project in British Columbia and our Garden City Chattanooga Shale prospect in Alabama, I believe that we are in excellent position to continue significant growth in production, reserves and cash flows.” Finding and development cost is a non-GAAP measure.

Disclosure Statements

Reserve Disclosure

The Securities and Exchange Commission (“SEC”) permits oil and gas companies, in filings made with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. GeoMet and the independent petroleum engineering firm that GeoMet engaged use the term “probable reserves” to describe volumes of reserves potentially recoverable through additional drilling that the SEC’s guidelines do not allow to be included in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves. All estimates of probable reserves in this news release have been prepared by an independent petroleum engineering firm.

Forward-Looking Statements Notice

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions and in projecting future rates of production, the timing of development expenditures and drilling of wells, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports the Company has filed with the SEC. GeoMet undertakes no duty to update or revise these forward-looking statements.

Finding and Development Cost Disclosure

Finding and development cost is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States of America and, thus, may be calculated differently by different companies; however, we believe that it is useful to GeoMet and to an investor in evaluating our company versus other companies in the industry because it is a widely used measure within the oil and gas industry. See our calculation, as well as an alternative calculation below (calculations may also be found on our website at www.geometcbm.com):

Three Year Finding and Development Costs

For the 3 Year Period ended 12/31/07
Costs Incurred ($):
Acquisition costs-proved and unproved	$17,036,242
Exploration costs	27,489,049
Development costs	151,558,136
Asset retirement costs	1,374,321

Total costs incurred per SFAS 69	$197,457,748

Proved Reserve Additions (Mcf):
Revisions to previous estimates	7,922,000
Extensions and discoveries	148,526,000
Acquisition	1,824,000

Proved reserves additions	158,272,000

Three-year average finding and development cost (per Mcf)	$1.25

Alternate Method Including Changes in Unevaluated Gas Properties Not Subject To Amortization and Future Development Costs Related to Proved Undeveloped Reserves

Total costs incurred per SFAS 69 (from above)	$197,457,748
Change in future development costs related to proved undeveloped reserves	68,113,380
Change in unevaluated gas properties, not subject to amortization	(17,942,217)

Total costs incurred per SFAS 69 adjusted for changes in future development costs less the changed in unevaluated gas properties, not subject to amortization	$247,628,911

Three-year average finding and development cost including changes in unevaluated gas properties not subject to amortization and future development costs related to proved undeveloped reserves (per Mcf)	$1.56

Conference Call Information

GeoMet will hold its quarterly conference call to discuss fourth quarter and year-end 2007 results on Monday, March 17, 2008 at 10:30 a.m. Central Time. To participate, dial (888) 571-8168 a few minutes before the call begins. Please reference GeoMet, Inc. conference ID 38041025. The call will also be broadcast live over the Internet from the Company’s website at www.geometinc.com. A replay of the conference call will be archived on the Company’s website shortly after the end of the call on Monday, March 17, 2008.

About GeoMet, Inc.

GeoMet, Inc. is an independent energy company primarily engaged in the exploration for and development and production of natural gas from coal seams (“coalbed methane”) and non-conventional shallow gas. Our principal operations and producing properties are located in the Cahaba Basin in Alabama and the Central Appalachian Basin in West Virginia and Virginia. We also control additional coalbed methane and oil and gas development rights, principally in Alabama, British Columbia, Virginia, and West Virginia.

For more information please contact Stephen M. Smith at (713) 287-2251 or ssmith@geometcbm.com or visit our website at www.geometinc.com.

GEOMET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Gas sales	$13,104	$11,438	$49,694	$44,806
Other fees and other	333	141	1,290	141

Total revenues	13,437	11,579	50,984	44,947
Expenses:
Total production expenses	5,109	4,995	20,354	17,116
Depreciation, depletion and amortization	2,404	2,127	9,092	7,876
Research and development	(12)	15	—	129
General and administrative	2,265	2,226	9,294	6,553
Realized gains on derivative contracts	(1,371)	(723)	(3,895)	(1,118)
Unrealized (gains) losses on derivative contracts	758	(2,298)	3,007	(16,877)

Total operating expenses	9,153	6,342	37,852	13,679

Operating income from continuing operations	4,284	5,237	13,132	31,268
Other expenses & interest, net	(1,547)	(762)	(5,149)	(3,106)
Income before income taxes, minority interest & discontinued operations	2,737	4,475	7,983	28,162
Income tax expense	1,137	861	2,987	10,866

Net income before minority interest & discontinued operations	1,600	3,614	4,996	17,296
Discontinued operations, net of income tax	8	—	173	—

Net income	$1,608	$3,614	$5,169	$17,296

Earnings per share:

Income from continuing operations
Basic	$0.04	$0.09	$0.13	$0.49
Diluted	$0.04	$0.09	$0.13	$0.48

Discontinued operations
Basic	—	—	—	—
Diluted	—	—	—	—

Net income per common share
Basic	$0.04	$0.09	$0.13	$0.49
Diluted	$0.04	$0.09	$0.13	$0.48

Weighted average shares outstanding – basic	38,996	38,635	38,823	35,018

Weighted average shares outstanding – diluted	39,627	39,414	39,700	35,964

GEOMET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2007	December 31, 2006
Assets:
Current assets	$11,509	$17,316
Properties and equipment, net	366,229	315,873
Other assets	939	2,006

Total assets	$378,677	$335,195

Liabilities and stockholders’ equity
Current liabilities	$13,572	$18,940
Long-term debt	96,730	60,832
Other long-term liabilities	49,700	45,415

Total liabilities	160,002	125,187
Total stockholders’ equity	218,675	210,008

Total liabilities and stockholders’ equity	$378,677	$335,195

GEOMET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Twelve Months Ended December 31,
	2007	2006
Net cash provided by operating activities	$17,487	$21,472
Net cash used in investing activities	(53,832)	(78,669)
Net cash provided by financing activities	36,191	58,086
Effect of exchange rates changes on cash	281	(91)

Increase in cash and cash equivalents	127	798
Cash and cash equivalents at beginning of period	1,414	616

Cash and cash equivalents at end of period	$1,541	$1,414

GEOMET, INC.

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO NET INCOME

(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Net Income	$1,608	$3,614	$5,169	$17,296
Add: Interest expense, net of interest income and amounts capitalized	1,539	754	5,091	3,097
Add (Deduct): Other expense	8	7	59	10
Add (Deduct): Expense for income taxes	1,137	861	2,987	10,866
Add: Depreciation, depletion and amortization	2,404	2,127	9,092	7,876
Add: Minority interest	8	—	174	—

EBITDA	6,704	7,363	22,572	39,145
Add (Deduct): Unrealized losses (gains) on derivative contracts	758	(2,298)	3,007	(16,877)
Add: Stock based compensation	54	30	311	317
Add: Accretion expense	53	40	210	157

Adjusted EBITDA	$7,569	$5,135	$26,100	$22,742

The table above reconciles net income to EBITDA and Adjusted EBITDA. EBITDA is defined as net income before net interest expense, other non-operating income or losses, income taxes, depreciation, depletion and amortization, and minority interest. Adjusted EBITDA is defined as EBITDA before unrealized losses (gains) on derivative contracts, stock-based compensation and accretion expense. Although EBITDA and Adjusted EBITDA are not measures of performance calculated in accordance with accounting principles generally accepted in the United States of America (GAAP), management believes that it is useful to GeoMet and to an investor in evaluating our company because it is a widely used measure to evaluate a company’s operating performance.

GEOMET, INC.

OPERATING STATISTICS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Net Sales Volume
Total (Bcf)	1.9	1.7	7.1	6.2
Daily average (Mcf)	20,160	18,780	19,523	17,064

Average natural gas price	$7.07	$6.64	$6.97	$7.19
Differential to NYMEX (1)	$0.10	$0.12	$0.09	$0.07
Average natural gas price – realized (2)	$7.80	$7.04	$7.52	$7.37

Expenses: ($ per Mcf)
Lease operating costs	$1.96	$1.97	$1.96	$1.86
Transportation costs	$0.27	$0.44	$0.36	$0.38
Compression costs	$0.36	$0.32	$0.37	$0.34
Production taxes	$0.17	$0.17	$0.17	$0.17

Total production costs	$2.76	$2.90	$2.86	$2.75

(1)	The difference between the average natural gas price for the period, before the impact of hedging, and the final average settlement price for natural gas contracts on the New York Mercantile Exchange (“NYMEX”) for each month during the applicable period weighted by gas sales volumes
(2)	Average realized price includes the effects of realized gains or losses on derivative contracts

GEOMET, INC.

OPERATING STATISTICS

POND CREEK FIELD

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Net Sales Volume
Total (Bcf)	1.2	1.1	4.5	3.8
Daily average (Mcf)	12,694	11,534	12,311	10,531

Expenses: ($ per Mcf)
Lease operating costs	$1.44	$1.98	$1.60	$1.54
Transportation costs	$0.40	$0.72	$0.56	$0.62
Compression costs	$0.30	$0.35	$0.36	$0.36
Production taxes	$0.02	$0.02	$0.01	$0.02

Total production costs	$2.16	$3.07	$2.53	$2.54

GEOMET, INC.

OPERATING STATISTICS

GURNEE FIELD

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Net Sales Volume
Total (Bcf)	0.6	0.6	2.2	2.0
Daily average (Mcf)	6,373	6,133	6,122	5,343
Expenses: ($ per Mcf)
Lease operating costs	$3.33	$2.29	$3.05	$2.90
Transportation costs	$—	$—	$—	$—
Compression costs	$0.54	$0.33	$0.47	$0.38
Production taxes	$0.41	$0.40	$0.41	$0.40

Total production costs	$4.28	$3.02	$3.93	$3.68

GEOMET, INC.

CONSOLIDATED HEDGE POSITIONS

At December 31, 2007, the Company had the following natural gas collar positions:

	Volume MMBtu	Weighted Average Price per MMBtu
Period		Sold Cap	Bought Floor	Sold Floor
3 Way Collars
January 2008 – March 2008	728,000	$14.80	$9.00	$6.00
Summer 2008 (1)	1,712,000	$10.50	$7.00	$5.00
Winter 2008/2009 (2)	906,000	$11.00	$8.50	$6.25
Summer 2009 (1)	1,284,000	$10.00	$7.50	$5.25
Traditional Collar
January 2008 – March 2008	364,000	$11.25	$8.25

(1)	Summer – April through October
(2)	Winter – November through March

At December 31, 2007, the Company had the following natural gas swap position:

Period	Volume in MMBtu’s	Price
Summer 2008	856,000	$8.00

At December 31, 2007, the Company had the following interest rate swap position:

Description	Effective date	Designated maturity date	Fixed rate		Notional amount
Floating-to-fixed swap	12/14/2007	12/14/2010	3.86	%(1)	$15,000,000

(1)	The floating rate paid by the counterparty is the British Bankers’ Association LIBOR rate.

Subsequent to December 31, 2007, the Company entered into the following natural gas collar positions:

	Volume MMBtu	Weighted Average Price per MMBtu
Period		Sold Cap	Bought Floor	Sold Floor
3 Way Collars
Winter 2008 / 2009	906,000	$11.00	$8.65	$6.00
Summer 2009	1,284,000	$10.00	$8.50	$6.50
Winter 2009 / 2010	906,000	$11.70	$9.50	$7.00

(1)	Summer – April through October
(2)	Winter – November through March

Subsequent to December 31, 2007, the Company entered into the following interest rate swap position:

Description	Effective date	Designated maturity date	Fixed rate		Notional amount
Floating-to-fixed swap	1/3/2008	1/4/2010	3.95	%(1)	$10,000,000

(1)	The floating rate paid by the counterparty is the British Bankers’ Association LIBOR rate.